Exhibit 99.1

PRESS RELEASE

1801 Russellville Road Bowling Green, Kentucky 42101 Holley.com

HOLLEY REPORTS SECOND QUARTER 2023 RESULTS

Company raises full year 2023 Sales and Adjusted EBITDA guidance ranges

Continued sequential improvement in sales and profitability

EBITDA Margins in line with the Company’s long-term targets

BOWLING GREEN, KY – August 10, 2023 – Holley Inc. (NYSE: HLLY), a leading platform serving performance automotive enthusiasts, today announced financial results for its second quarter ended July 2, 2023.

Second Quarter Highlights vs. Prior Year Period

●	Net Sales decreased 2.3% to $175.3 million compared to $179.4 million last year
●	Gross Profit decreased 7.4% to $69.7 million compared to $75.3 million last year, and gross margin was 39.8% versus 42.0% last year
●	Net Income was $13.0 million, or $0.11 per diluted share, compared to $40.6 million, or $0.35 per diluted share, last year
●	Adjusted Net Income[1] was $16.0 million compared to $13.2 million last year
●	Adjusted EBITDA[1] was $37.9 million versus $37.2 million last year with a margin of 21.6% versus 20.7% last year
●	Free Cash Flow[1] was $29.0 million compared to $(1.3) million last year

1See "Use and Reconciliation of Non-GAAP Financial Measures" below.

“We are pleased with our second quarter results, as Holley continued to benefit from the various operational improvement and cost savings initiatives underway,” said Matthew Stevenson, Holley's President and Chief Executive Officer. “Holley demonstrated its ability to deliver EBITDA profitability in line with the Company’s long-term targets during the quarter, and we are just scratching the surface of unlocking the potential of this business.  We remain focused on streamlining our operations, capturing synergies from recent acquisitions, and improving both supply chain and working capital management. During my onboarding period at Holley, I have focused on strengthening Holley’s employee and customer relationships, and our leadership team is committed to listening to our Holley teammates, optimizing our operations, and putting our customers first.”

Stevenson concluded, “Subsequent to quarter end, we were proud to announce the launch of our Holley Sniper 2 EFI product line, as introducing new and exciting products and brands to our enthusiast customers remains a top priority. I appreciate the outstanding efforts of our entire team as we continue to deliver innovative consumer brands to the aftermarket space, reinforcing the value of the Holley brand.  Harnessing the power of our brands, our teammates, and our customer relationships will be critical to driving Holley’s future success.”

Key Operating Metrics and Strategic Highlights

●	Matthew Stevenson joined Holley as President and Chief Executive Officer
●	Reduced past due orders sequentially by $4.4 million during the second quarter, across Electronics and Non-Electronics categories
●	Reduced inventory sequentially by $11.5 million during the second quarter
●	$11 million of year-over-year savings in the second quarter of 2023
●	Holley's bank-adjusted EBITDA leverage ratio at quarter end of 5.58x was well below the amended covenant ceiling of 7.25x for Q2 of 2023
●	Launched Holley Sniper 2 EFI, the next generation of Holley’s most popular electronic fuel injection platform

Full Year 2023 Outlook

Holley revised its outlook for 2023 as follows:

Full Year 2023 Metric	Previous Outlook	Revised Outlook
Net Sales	$625 - $675 million	$635 - $675 million
Adjusted EBITDA	$108 - $122 million	$118 - $128 million
Capital Expenditures	$10 - $15 million	$5 - $10 million
Depreciation and Amortization Expense	$23 - $25 million	$23 - $25 million
Interest Expense	$60 - $65 million	$58 - $62 million

“Holley delivered continued sequential top and bottom-line improvement in the second quarter, driven primarily by improving year-over-year order growth trends, past due fulfillment, and realization of cost savings,” said Jesse Weaver, Holley’s Chief Financial Officer. “We are encouraged by the strong rebound in our free cash generation during the quarter, which benefited from higher EBITDA, improved working capital management, and slightly lower capital expenditures. For the remainder of this fiscal year, we remain fully committed to further restoring Holley’s strong profitability, driving free cash flow, optimizing working capital, and de-levering the balance sheet.”

“On the back of strong year-to-date performance, we are raising our full year 2023 net sales and Adjusted EBITDA guidance ranges. Our financial results have demonstrated the strength and resiliency of our brand portfolio in uncertain times, and we are increasingly confident in our ability to deliver profitability in line with our long-term margin targets and strong free cash flow.”

Conference Call

A conference call and audio webcast has been scheduled for 8:30 a.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations portion of the Company’s website at investor.holley.com. For those that cannot join the webcast, you can participate by dialing 877-407-4019 (Toll Free) or 201-689-8337 (Toll) using the access code of 13740096.

For those unable to participate, a telephone replay recording will be available until Thursday, August 17, 2023. To access the replay, please call 877-660-6853 (Toll Free) or 201-612-7415 (Toll) and enter confirmation code 13740096. A web-based archive of the conference call will also be available on the Company’s website.

About Holley Inc.

Holley Inc. (NYSE: HLLY) is a leading designer, marketer, and manufacturer of high-performance products for car and truck enthusiasts. Holley offers a leading portfolio of iconic brands that deliver innovation and inspiration to a large and diverse community of millions of avid automotive enthusiasts who are passionate about the performance and personalization of their classic and modern cars. Holley has disrupted the performance category by putting the enthusiast consumer first, developing innovative new products, and building a robust M&A process that has added meaningful scale and diversity to its platform. For more information on Holley, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the ability of Holley to grow and manage growth profitably which may be affected by, among other things, competition; to maintain relationships with customers and suppliers; and to retain its management and key employees; 2) costs related to Holley being a public company; 3) disruptions to Holley's operations, including as a result of cybersecurity incidents; 4) changes in applicable laws or regulations; 5) the outcome of any legal proceedings that may be instituted against Holley; 6) general economic and political conditions, including the current macroeconomic environment, political tensions and war (such as the ongoing conflict in Ukraine); 7) the possibility that Holley may be adversely affected by other economic, business and/or competitive factors, including recent events affecting the financial services industry (such as the closures of certain regional banks); 8) Holley’s estimates of its financial performance; 9) our ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; and 10) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2023, and/or disclosed in any subsequent filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes no duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations:

Ross Collins / Stephen Poe

Alpha IR Group

312-445-2870

HLLY@alpha-ir.com

[Financial Tables to Follow]

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	For the thirteen weeks ended				For the twenty-six weeks ended
	July 2,	July 3,	Variance	Variance	July 2,	July 3,	Variance	Variance
	2023	2022	($)	(%)	2023	2022	($)	(%)
Net Sales	$175,262	$179,420	$(4,158)	-2.3%	$347,467	$379,475	$(32,008)	-8.4%
Cost of Goods Sold	105,514	104,132	1,382	1.3%	210,006	221,466	(11,460)	-5.2%
Gross Profit	69,748	75,288	(5,540)	-7.4%	137,461	158,009	(20,548)	-13.0%
Selling, General, and Administrative	29,101	36,269	(7,168)	-19.8%	59,118	70,611	(11,493)	-16.3%
Research and Development Costs	6,182	8,196	(2,014)	-24.6%	12,835	16,357	(3,522)	-21.5%
Amortization of Intangible Assets	3,674	3,662	12	0.3%	7,353	7,323	30	0.4%
Acquisition and Restructuring Costs	352	1,691	(1,339)	-79.2%	1,691	1,981	(290)	-14.6%
Other Operating Expense	485	325	160	49.2%	536	547	(11)	-2.0%
Operating Expense	39,794	50,143	(10,349)	-20.6%	81,533	96,819	(15,286)	-15.8%
Operating Income	29,954	25,145	4,809	19.1%	55,928	61,190	(5,262)	-8.6%
Change in Fair Value of Warrant Liability	2,017	(23,168)	25,185	nm	3,452	(20,941)	24,393	nm
Change in Fair Value of Earn-Out Liability	961	(4,234)	5,195	nm	1,389	(1,853)	3,242	nm
Interest Expense	9,899	8,961	938	10.5%	28,197	16,352	11,845	72.4%
Non-Operating Expense	12,877	(18,441)	31,318	nm	33,038	(6,442)	39,480	nm
Income Before Income Taxes	17,077	43,586	(26,509)	-60.8%	22,890	67,632	(44,742)	-66.2%
Income Tax Expense	4,098	3,023	1,075	35.6%	5,664	10,211	(4,547)	-44.5%
Net Income	$12,979	$40,563	$(27,584)	-68.0%	$17,226	$57,421	$(40,195)	-70.0%
Comprehensive Income:
Foreign Currency Translation Adjustment	272	501	(229)	-45.7%	73	742	(669)	-90.2%
Total Comprehensive Income	$13,251	$41,064	$(27,813)	-67.7%	$17,299	$58,163	$(40,864)	-70.3%
Common Share Data:
Basic Net Income per Share	$0.11	$0.35	$(0.24)	-68.6%	$0.15	$0.49	$(0.34)	-69.4%
Diluted Net Income per Share	$0.11	$0.35	$(0.24)	-68.6%	$0.15	$0.31	$(0.16)	-51.6%
Weighted Average Common Shares Outstanding - Basic	117,221	116,932	289	0.2%	117,187	116,398	789	0.7%
Weighted Average Common Shares Outstanding - Diluted	117,869	117,115	754	0.6%	117,557	117,344	213	0.2%
nm - not meaningful

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	As of
	July 2,	December 31,
	2023	2022
Assets
Total Current Assets	$333,275	$324,963
Property, Plant and Equipment, Net	49,691	52,181
Goodwill	419,056	418,121
Other Intangibles, Net	417,613	424,855
Other Noncurrent Assets	31,033	29,522
Total Assets	$1,250,668	$1,249,642

Liabilities and Stockholders' Equity
Total Current Liabilities	$103,211	$101,259
Long-Term Debt, Net of Current Portion	629,435	643,563
Deferred Taxes	47,727	58,390
Other Noncurrent Liabilities	34,879	30,440
Total Liabilities	815,252	833,652

Common Stock	12	12
Additional Paid-In Capital	370,249	368,122
Accumulated Other Comprehensive Loss	(871)	(944)
Retained Earnings	66,026	48,800
Total Stockholders' Equity	435,416	415,990
Total Liabilities and Stockholders' Equity	$1,250,668	$1,249,642

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the thirteen weeks ended		For the twenty-six weeks ended
	July 2,	July 3,	July 2,	July 3,
	2023	2022	2023	2022
Operating Activities
Net Income	$12,979	$40,563	$17,226	$57,421
Adjustments to Reconcile to Net Cash	109	(12,665)	13,983	1,335
Changes in Operating Assets and Liabilities	17,656	(25,416)	3,174	(37,925)
Net Cash Provided by Operating Activities	30,744	2,482	34,383	20,831

Investing Activities
Capital Expenditures, Net of Dispositions	(1,699)	(3,778)	(2,382)	(9,365)
Acquisitions / Divestitures, net	—	(12,460)	—	(14,077)
Net Cash Used in Investing Activities	(1,699)	(16,238)	(2,382)	(23,442)

Financing Activities
Net Change in Debt	(6,788)	189	(14,072)	(3,099)
Deferred financing fees	(310)	—	(1,427)	—
Payments from Stock-Based Award Activities	(39)	—	(73)	—
Proceeds from Issuance of Common Stock Due to Exercise of Warrants	—	383	—	383
Net Cash Used in Financing Activities	(7,137)	572	(15,572)	(2,716)

Effect of Foreign Currency Rate Fluctuations on Cash	16	(342)	161	(443)

Net Change in Cash and Cash Equivalents	21,924	(13,526)	16,590	(5,770)

Cash and Cash Equivalents
Beginning of Period	20,816	44,081	26,150	36,325
End of Period	$42,740	$30,555	$42,740	$30,555

EBITDA, Adjusted EBITDA, Adjusted Net Income, Organic Sales, and Free Cash Flow are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may be different from non-GAAP and other financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing Holley’s financial performance. These metrics should not be considered as alternatives to net income, net cash provided by operating activities, or any other performance measures, as applicable, derived in accordance with GAAP.

Holley believes EBITDA, Adjusted EBITDA, Adjusted Net Income, Organic Sales, and Free Cash Flow are useful to investors in evaluating the Company’s financial performance and in comparing the Company's financial results between periods because they exclude the impact of certain items that we do not consider indicative of our ongoing operating performance. In addition, Holley uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business. Holley believes that these non-GAAP and other financial measures help to depict a more realistic representation of the performance of the underlying business, enabling Holley to evaluate and plan more effectively for the future.

HOLLEY INC. and SUBSIDIARIES
USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	For the thirteen weeks ended		For the twenty-six weeks ended
	July 2,	July 3,	July 2,	July 3,
	2023	2022	2023	2022
Net Income	$12,979	$40,563	$17,226	$57,421

Adjustments:
Interest Expense	9,899	8,961	28,197	16,352
Income Taxes	4,098	3,023	5,664	10,211
Depreciation	2,468	2,523	4,953	4,663
Amortization	3,674	3,662	7,353	7,323
EBITDA	33,118	58,732	63,393	95,970

Acquisition and Restructuring Costs	352	1,691	1,691	1,981
Change in Fair Value of Warrant Liability	2,017	(23,168)	3,452	(20,941)
Change in Fair Value of Earn-Out Liability	961	(4,234)	1,389	(1,853)
Product Rationalization	(800)	—	(800)	—
Equity-Based Compensation Expense	1,806	3,483	2,200	6,645
Notable Items	(16)	378	8	884
Other Expense	485	325	536	547
Adjusted EBITDA	$37,923	$37,207	$71,869	$83,233

	For the thirteen weeks ended		For the twenty-six weeks ended
	July 2,	July 3,	July 2,	July 3,
	2023	2022	2023	2022
Net Income	$12,979	$40,563	$17,226	$57,421
Special items:
Adjust for: Change in Fair Value of Warrant Liability	2,017	(23,168)	3,452	(20,941)
Adjust for: Change in Fair Value of Earn-Out Liability	961	(4,234)	1,389	(1,853)
Adjusted Net Income	$15,957	$13,161	$22,067	$34,627

13 Weeks Ended
July 2, 2023
Net Sales	175,262
Less: Sales from Acquisitions within 365 Days of Purchase (Non-Comparable to Prior Year)	(2,617)
Organic Sales (Comparable to Prior Year Period Net Sales)	$172,645

	For the thirteen weeks ended
	July 2,	July 3,
	2023	2022
Net Cash Provided by Operating Activities	$30,744	$2,482
Capital Expenditures, Net of Dispositions	(1,699)	(3,778)
Free Cash Flow	$29,045	$(1,296)

	2023 Forecast
	Low Range	High Range
Net Sales	$635,000	$675,000
Adjusted EBITDA	118,000	128,000
Depreciation and Amortization	23,000	25,000
Interest Expense	58,000	62,000
Capital Expenditures	5,000	10,000

Holley defines EBITDA as earnings before depreciation, amortization of intangible assets, interest expense, and income tax expense. Holley defines Adjusted EBITDA as EBITDA adjusted to exclude, to the extent applicable, acquisition and restructuring costs, which includes transaction fees and expenses, termination related benefits, facilities relocation, and executive transition costs; changes in the fair value of the warrant liability; changes in the fair value of the earn-out liability; equity-based compensation expense; impairment of intangible assets; gain or loss on the early extinguishment of debt; non-cash charges due to a product rationalization initiative aimed at eliminating unprofitable or slow-moving stock keeping units, for which a partial reversal of the initial reserve was recognized during the thirteen weeks ended July 2, 2023; notable items, which for the twenty-six weeks ended July 3, 2022 includes a non-cash adjustment related to the adoption of ASC 842, “Leases,” and may also include certain fees and settlements; and other expenses or gains, which includes gains or losses from disposal of fixed assets and foreign currency transactions.

Holley calculates Adjusted Net Income by excluding the after-tax effect of items considered by management to be special items from the earnings reported under U.S. GAAP. Management uses this measure to focus on on-going operations and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. Holley believes that using this information, along with net income, provides for a more complete analysis of the results of operations.

Organic Sales, or sales excluding the impact of acquisitions, exclude the impact from sales from acquisitions within 365 days of the consummation of such acquisition. Holley believes organic sales provides investors with useful supplemental information regarding Holley's underlying sales trends.

Holley defines Free Cash Flow as net cash provided by operating activities minus cash payments for capital expenditures, net of dispositions. Management believes providing Free Cash Flow is useful for investors to understand the Company's performance and results of cash generation after making capital investments required to support ongoing business operations.

A forecast for full year 2023 Adjusted EBITDA is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure, net income, is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, Holley is unable to provide a reconciliation of its forecasted 2023 Adjusted EBITDA without unreasonable effort.